EXHIBIT 10.15

INDUSTRIAL REAL ESTATE LEASE
Multi-Tenant Net Form

Landlord: Cabot II - TX1B02, L.P.
Tenant:  Universal Power Group, Inc.
Property Address: 488 S. Royal Lane, Coppell, TX 75019
Building: 488 S. Royal Lane

table of contents

ARTICLE ONE - BASIC TERMS	1
ARTICLE TWO - PREMISES	3
ARTICLE THREE - LEASE TERM	3
ARTICLE FOUR - RENT	4
ARTICLE FIVE - PROPERTY TAXES	5
ARTICLE SIX - UTILITIES	6
ARTICLE SEVEN - INSURANCE	6
ARTICLE EIGHT - OUTSIDE AREAS	9
ARTICLE NINE - USE OF PREMISES	11
ARTICLE TEN - CONDITION AND MAINTENANCE OF PREMISES	13
ARTICLE ELEVEN - DAMAGE OR DESTRUCTION	16
ARTICLE TWELVE - CONDEMNATION	17
ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING	17
ARTICLE FOURTEEN - DEFAULTS AND REMEDIES	19
ARTICLE FIFTEEN - PROTECTION OF LENDERS	22
ARTICLE SIXTEEN - LEGAL COSTS	24
ARTICLE SEVENTEEN - MISCELLANEOUS PROVISIONS	24

EXHIBIT A - THE PROPERTY
EXHIBIT B - THE PREMISES
EXHIBIT C - RULES AND REGULATIONS
EXHIBIT D - WORK LETTER
EXHIBIT E - SUMMARY OF INSURANCE REQUIREMENTS
EXHIBIT F - RENEWAL OPTION
EXHIBIT G - MEMORANDUM OF ACCEPTANCE OF PREMISES
EXHIBIT H - FORM OF SNDA
EXHIBIT I - FORM OF TENANT ESTOPPEL CERTIFICATE

ARTICLE ONE - BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.

1.01            Date of Lease: October 31, 2012

1.02           Landlord (legal entity): Cabot II - TX1B02, L.P., a Delaware limited partnership

1.03           Tenant (legal entity): Universal Power Group, Inc., a Texas corporation

1.04           Tenant’s Guarantor: None

1.05           Property: 488 S. Royal Lane, Coppell, Texas 75019 Building: 488 S. Royal Lane, Coppell, Texas 75019

1.06           Property Rentable Area: Approximately 208,800 rentable square feet

1.07           Premises Rentable Area: Approximately 208,800 rentable square feet being the entire rentable area of the building located at 488 S. Royal Lane, Coppell, Texas 75019

1.08           Tenant’s Initial Pro Rata Share: 100%

1.09            Lease Term: Beginning on the Lease Commencement Date and ending on the last day of the 127th full calendar month thereafter, unless sooner terminated or extended pursuant to the terms and provisions of this Lease.

1.10           Lease Commencement Date: The earliest of (a) the date Tenant occupies any portion of the Premises and begins conducting business therein, (b) the later of (i) the date on which Landlord achieves substantial completion (as defined in the Work Letter attached hereto as Exhibit D (the “Work Letter”)) of the Initial Improvements, the Roofing Work and the Parking Work, and (ii) March 1, 2013, or (c) the later of (i) the date Landlord would have achieved substantial completion but for a Tenant Delay (as defined in the Work Letter)~~.~~, and (ii) March 1, 2013.

1.11           Permitted Uses: Warehouse and related office uses

1.12           Broker(s): Stream Realty Partners – DFW, L.P., representing Tenant, and Binswanger, representing Landlord

1.13            Initial Security Deposit: $78,822.00

1.14           Parking Spaces Allocated to Tenant: Prior to completion of the Parking Work (as defined in Exhibit D attached hereto): 84 unreserved spaces.  After completion of the Parking Work: 127 unreserved spaces

1.15            Base Rent:
Period	Annual Base Rent	Monthly Installments of Base Rent
Lease Months 1 – 7	$0.00	$0.00
Lease Months 8 – 12	$563,760.00	$46,980.00
Lease Months 13 – 30	$584,640.00	$48,720.00
Lease Months 31 – 54	$626,400.00	$52,200.00
Lease Months 55 – 78	$657,720.00	$54,810.00
Lease Months 79 – 12	$689,040.00	$57,420.00
Lease Months 103 – 127	$730,800.00	$60,900.00

As used herein, a “Lease Month” means a period of time commencing on the same numeric day as the Lease Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Lease Commencement Date; provided, however, that if the Lease Commencement Date does not occur on the first day of a calendar month, then the eighth (8th) Lease Month shall be extended to end on the last day of the eighth (8th) full calendar month following the Lease Commencement Date, Tenant shall pay Base Rent during the resulting partial calendar month at the same rate payable for the eighth (8th) Lease Month (prorated based on the number of days in such partial calendar month), and the succeeding Lease Months shall commence on the first day of each calendar month thereafter.

1.16           Other Charges Payable by Tenant:
(i)           Taxes (Article Five);
(ii)          Utilities (Article Six);
(iii)         Insurance Premiums (Article Seven);
(iv)         Outside Maintenance Expenses (Article Eight);

1.17           Address of Landlord for Notices:
                               c/o Cabot Properties
                               One Beacon Street, Suite 1700
                               Boston, MA 02108
                              Attn: Asset Management

                  Address of Landlord for Rent Payments:
Cabot Industrial Value Fund II, OP PTNSH
Dept. 81402
P.O. Box 201814
Dallas, TX 75320-1814

1.18           Address of Tenant for Notices:
Universal Power Group, Inc.
488 S. Royal Lane
Coppell, TX 75019
Attn:  ______________

1.19	Fiscal Year:	January - December

1.20	Mortgagee:	JP Morgan Chase Bank, N.A.

1.21           Exhibits:
                                Exhibit A – Legal Description of the Land
                                Exhibit B – The Premises
                                Exhibit C – Rules & Regulations
                                Exhibit D – Work Letter
                                Exhibit E – Summary of Insurance Coverages
                                Exhibit F – Renewal Option
                                Exhibit G – Memorandum of Acceptance of Premises
                                Exhibit H – Form of SNDA
                                Exhibit I – Form of Tenant Estoppel Certificate

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ARTICLE TWO - PREMISES

2.01           Premises.  The Premises are shown on Exhibit B and are a part of the Property (hereinafter defined).  The Property includes all of the land described on Exhibit A attached hereto, the building(s) and all other improvements located thereon, including the Outside Areas as defined in Article Eight.

ARTICLE THREE - LEASE TERM

3.01           Lease of Premises for Lease Term.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term.  Tenant shall have the exclusive right to use the Outside Areas as provided in Section 8.02 below.  The Lease Term shall begin on the Lease Commencement Date.

3.02           Commencement.  Landlord shall not be liable to Tenant for any delay in the Lease Commencement Date.  Following the determination of the actual Lease Commencement Date, Landlord and Tenant shall enter into a Memorandum of Acceptance of Premises in the form set forth in Exhibit G to this Lease setting forth the Lease Commencement Date and expiration date of this Lease.  Failure to execute such memorandum shall not affect the Lease Commencement Date and expiration date of this Lease.  Notwithstanding to the contrary set forth in this Lease, so long as the scope of the Initial Improvements does not materially change from the description of the Initial Improvements set forth in Schedule D-1 to the Work Letter, if the Lease Commencement Date has not occurred on or before the date which is one hundred twenty (120) days after the later of (i) Tenant’s approval of the cost of the Initial Improvements and (ii) Landlord’s receipt of a building permit for the Initial Improvements (the “Required Completion Date”), Tenant, as its sole and exclusive remedy other than postponement of the Lease Commencement Date, shall be entitled to one (1) day of abatement of Base Rent (based on Base Rent payable during Month 8) following the Lease Commencement Date for every day in the period beginning on the Required Completion Date and ending on the Lease Commencement Date.  Landlord agrees to submit for a building permit for the Initial Improvements and the Parking Work within three (3) business days after approval of the Plans by Landlord and Tenant and to submit for a building permit for the Roofing Work on or before November 15, 2012, and to thereafter diligently pursue obtaining such permit(s).  Landlord and Tenant acknowledge and agree that: (i) the determination of the Lease Commencement Date shall take into consideration the effect of any Tenant Delays (as defined in the Work Letter); and (ii) the Required Completion Date shall be postponed by the number of days the Lease Commencement Date is delayed due to events of force majeure.

3.03           Early Occupancy.  Approximately thirty (30) days prior to the Lease Commencement Date, Tenant may take possession of the Premises for purposes of installing furniture, fixtures, and other personal property of Tenant; provided that such possession shall not interfere with Landlord’s construction of the Initial Improvements and shall be coordinated with Landlord’s general contractor.  Tenant’s occupancy of the Premises prior to the Lease Commencement Date shall be subject to all of the provisions of this Lease except the requirement to pay Base Rent and Additional Rent.  Tenant shall, however, be liable for the cost of any utilities or other services that are provided to Tenant or the Premises during the period of Tenant’s possession prior to the Lease Commencement Date.  Early occupancy of the Premises for such purpose shall not constitute Tenant’s conduct of business in the Premises and shall not advance the expiration date of this Lease.

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3.04           Holding Over.  Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease.  Tenant shall reimburse Landlord for and indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys’ fees, which Landlord shall incur on account of Tenant’s delay in so vacating the Premises. If Tenant shall not vacate the Premises upon the expiration or earlier termination of this Lease, the Base Rent shall be increased to 150% of the Base Rent then in effect and Tenant’s obligation to pay Additional Rent shall continue, but nothing herein shall limit any of Landlord’s rights or Tenant’s obligations arising from Tenant’s failure to vacate the Premises, including, without limitation, Landlord’s right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant’s obligation to reimburse and indemnify Landlord as provided in the preceding sentence.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease.

ARTICLE FOUR - RENT

4.01           Base Rent.  The monthly installment of Base Rent due for the period of Lease Month 8 of the Lease Term shall be due and payable by Tenant upon the execution of this Lease and the remaining installments of Base Rent shall be due and payable on the first day of each calendar month during the Lease Term after Lease Month 8. Tenant shall pay to Landlord the Base Rent in lawful money of the United States, in advance and without offset, deduction, or prior demand, expect as otherwise expressly provided herein).  The Base Rent shall be payable at Landlord’s address or at such other place or to such other person as Landlord may designate in writing from time to time.

4.02           Additional Rent.  All sums payable by Tenant under this Lease other than Base Rent shall be deemed “Additional Rent;” the term “Rent” shall mean Base Rent and Additional Rent. Landlord shall estimate in advance and charge to Tenant its Pro Rata Share of the following costs, to be paid on the same date Base Rent is payable on a monthly basis throughout the Lease Term (including during the period of Lease Months 1 – 7): (i) all Taxes for which Tenant is liable under Section 5.01 and 5.02 of the Lease, (ii)  all utility costs (if utilities are not separately metered) for which Tenant is liable under Section 6.01 of the Lease, (iii) all insurance premiums for which Tenant is liable under Sections 7.01 and 7.06 of the Lease and (iv) all Outside Maintenance Expenses for which Tenant is liable under Section 8.04 of the Lease.  Collectively, the aforementioned Taxes, insurance, utility, and Outside Maintenance Expenses shall be referred to as the “Total Operating Costs”.  Landlord may adjust its estimates of Total Operating Costs at any time based upon Landlord’s experience and reasonable anticipation of costs.  Such adjustments shall be effective as of the next Rent payment date after notice to Tenant.  Within one hundred twenty (120) days after the end of each Fiscal Year during the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding Fiscal Year and Tenant’s Pro Rata Share of such expenses.  Within thirty (30) days after Tenant’s receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant’s share of such costs and expenses for such period.  In addition to its obligation to pay Base Rent and its Pro Rata Share of Total Operating Costs, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses to the extent provided in this Lease, collectively “Additional Expenses.”  If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant’s obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the next monthly Rent payment.  Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.  If Tenant’s payment by check for Rent is returned for non-sufficient funds or for any other reason, Landlord at its sole option may require all future payments of Rent to be made by cashier’s or certified check, money order, or wire transfer, and the delivery of Tenant’s personal or corporate check shall no longer constitute payment thereof.

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4.03           Late Charge.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Property.  Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five (5) days following the due date, Tenant shall pay to Landlord a late charge equal to two and one-half percent (2.5%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.04           Interest.  Any Rent or other amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of fifteen percent (15%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted.  Payment of interest shall not excuse or cure any default hereunder by Tenant.

4.05           Tenant’s Pro Rata Share.  Tenant’s Pro Rata Share shall be calculated by dividing the Premises Rentable Area by the Property Rentable Area, which is leased or held for lease by tenants, as of the date on which the computation shall be made.  Tenant’s Initial Pro Rata Share is set forth in Section 1.08 and is subject to adjustment based on the aforementioned formula.

ARTICLE FIVE - PROPERTY TAXES

5.01           Taxes.  Tenant shall pay Tenant’s Pro Rata Share of Taxes (as defined below) payable during the Lease Term.  Tenant shall make such payments in accordance with Section 4.02.  If Landlord shall receive a refund of any Taxes with respect to which Tenant shall have paid Tenant’s Pro Rata Share, Landlord shall refund to Tenant Tenant’s Pro Rata Share of such refund after deducting therefrom the costs and expenses incurred in connection therewith.

5.02           Definition of “Taxes”.   “Taxes” shall mean real estate taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property or any Rent or other sums payable by any tenants or occupants thereof.  Taxes shall include Landlord’s costs and expenses of contesting any Taxes.  If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be Taxes.  Taxes shall also include fees payable to tax consultants and attorneys for consultation and contesting Taxes.

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5.03           Personal Property Taxes.  Tenant shall pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory,  or any other personal property belonging to Tenant.  Tenant shall use its best efforts to have personal property taxed separately from the Property.  If any of Tenant’s personal property shall be taxed with the Property, Tenant shall pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

ARTICLE SIX - UTILITIES

6.01           Utilities.  Tenant shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, allocable to the period from the time Tenant shall first enter the Premises, throughout the Lease Term and thereafter as long Tenant shall remain in the Premises (collectively, “the Occupancy Period”), together with any related installation or connection charges or deposits (collectively “Utility Costs”).  If any services or utilities are jointly metered with other premises, Landlord shall make a reasonable determination of Tenant’s proportionate share of such Utility Costs and Tenant shall pay such share to Landlord in accordance with Section 4.02.  Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement  arising out of any curtailment or interruption whatsoever in utility services.  Utilities serving the Outside Areas (as defined in Article Eight) exclusively shall be accounted for as described in Article Eight.  Notwithstanding the foregoing, if: (i) Landlord is the sole and direct cause of an interruption in the foregoing described utilities to the Premises for a period in excess of two (2) consecutive business days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation is not caused by a fire or other casualty (in which case Article 11 shall control); and (iii) as a result of such cessation, the Premises, or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Tenant’s Pro Rata Share of Total Operating Costs payable hereunder during the period beginning on the third (3rd) consecutive business day following Landlord’s receipt of the Interruption Notice and ending on the day when the utility in question has been restored.  In the event the entire Premises has not been rendered untenantable by the cessation in utility service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

ARTICLE SEVEN - INSURANCE

7.01.           Liability Insurance.  During the Occupancy Period, Tenant shall maintain in effect Commercial General Liability insurance insuring Tenant against liability for bodily injury, property damage and personal injury  at the Premises, including contractual liability insuring the indemnification provisions contained in this Lease.  Such insurance shall name Landlord, its property manager, any mortgagee, Cabot Industrial Value Fund II, OP, L.P., Cabot Properties, Inc., and such other parties as Landlord may designate, as additional insureds on a form that does not limit the coverage provided under such policy to any additional insured (i) by reason of  such additional insured’s negligent acts or omissions (sole or otherwise), (ii) by reason of other insurance available to such additional insured, or (iii) to claims for which a primary insured has agreed to indemnify the additional insured.  Such insurance shall be for a limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate. Coverage shall also be included for fire damage (damage to rented premises) for a limit of $300,000 any one fire, and medical expense coverage in the amount of $10,000 any one person. The liability insurance obtained by Tenant under this Section 7.01 and Section 7.04 shall (i) be primary and (ii) insure Tenant’s obligations to Landlord under Section 7.09.  The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.  Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property.  The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

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7.02           Worker’s Compensation Insurance.  During the Occupancy Period, Tenant shall maintain in effect Worker’s Compensation Insurance (including Employers’ Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located, or non-subscriber’s insurance providing coverage for claims that would have been covered by Worker’s Compensation Insurance. Employer’s Liability Insurance in the amount of $1,000,000 each accident/$1,000,000 disease-policy limit/$1,000,000 disease-each employee shall also be maintained.

7.03           Automobile Liability Insurance.  During the Occupancy Period, Tenant shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for Bodily Injury and Property Damage.

7.04           Umbrella Liability Insurance.  The initial mount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate and shall be subject to periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers, and other relevant factors.  Such insurance shall name Landlord, its property manager, any mortgagee and Cabot Industrial Properties, L.P., as additional insureds.

           At all times when any work is in process in connection with any change or alteration being made by Tenant, Tenant shall require all contractors and subcontractors to maintain the insurance described in Sections 7.01, 7.02, 7.03 and 7.04.

7.05           Causes of Loss – Special Form Property Insurance.  During the Occupancy Period, Tenant shall maintain in effect causes of loss – special form property insurance covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under “Special Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief.  Any proceeds from the causes of loss – special form property insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein.  If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the causes of loss – special form property insurance allocable to Tenant’s leasehold improvements.

7.06           Business Interruption Insurance.  Intentionally omitted.

7.07           Landlord’s Property and Rental Income Insurance.  During the Lease Term, Landlord shall maintain in effect causes of loss – special form property insurance covering loss of or damage to the Property in the amount of its replacement value with such endorsements and deductibles as Landlord shall determine from time to time.  Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall determine from time to time or shall be required by any lender holding a security interest in the Property.  Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant.  During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year’s Base Rent, plus estimated Taxes, Outside Maintenance Expenses, Utility Costs and insurance premiums for one (1) year.  Tenant shall be liable for the payment of any deductible amount under Landlord’s insurance maintained pursuant to this Article Seven, in an amount not to exceed Twelve Thousand Five Hundred Dollars ($12,500) per occurrence.  Tenant shall not do or permit anything to be done which shall invalidate any such insurance.  Any increase in the cost of Landlord’s insurance due to Tenant’s use or activities at the Premises shall be paid by Tenant to Landlord as Additional Rent hereunder.

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Exhibit F attached hereto is a summary of the insurance coverages required by this Article Seven.

7.08            Payment of Insurance Premiums.  Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.07 and Section 7.01 (if applicable), and Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of such premiums in accordance with Section 4.02.  Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03, 7.04, 7.05 and 7.06.

7.09            General Insurance Provisions.

  7.09 (a)  Prior to the earlier of Tenant’s entry into the Premises or the Lease Commencement Date and prior to the expiration of any policy, Tenant shall furnish Landlord certificates evidencing that all required insurance is in force and providing that such insurance may not be cancelled or changed without at least thirty (30) days prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days’ prior notice shall be provided).  If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for 110% of the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

   7.09 (b)  Tenant shall maintain all insurance required under this Lease with insurers having a Best’s Insurance Reports rating of A- X or better.

   7.09 (c)  Notwithstanding anything to the contrary set forth herein, Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, the officers, members, partners, employees, agents, or representatives of the other and the officers, members, partners, employees, agents or representatives of each of the foregoing, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article Seven, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY THE NEGLIGENCE OF THE RELEASED PARTY.  Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Property from any cause whatsoever, INCLUDING WITHOUT LIMITATION, DAMAGE CAUSED IN BY THE CONCURRENT NEGLIGENCE (BUT NOT THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

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                    7.09 (d)  Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority and shall not directly or indirectly make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.

7.10           Indemnity.  To the fullest extent permitted by law, Tenant hereby waives all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each a “Landlord Party”) and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively “the Indemnitees”) for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause, and Tenant shall hold Indemnitees harmless from and defend Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including reasonable attorney’s fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, EVEN IF CAUSED BY THE CONCURRENT NEGLIGENCE (BUT NOT THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD, ITS AGENTS, EMPLOYEES OR CONTRACTORS, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Property, or (iii) arising out of any breach or default by Tenant under this Lease.  The foregoing shall include investigation costs and expenses incurred by Landlord in connection with any claim or demand made under this Section.  The provisions of this Section 7.10 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

ARTICLE EIGHT - OUTSIDE AREAS

8.01           Outside Areas.  As used in this Lease, “Outside Areas” shall mean all areas within the Property which are outside the building envelope, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas.

8.02           Use of Outside Areas.  Tenant shall have the exclusive right to use the Outside Areas for the purposes intended, subject to such reasonable rules and regulations (“Rules and Regulations”) as Landlord may establish or modify from time to time and as initially set forth in Exhibit C.  Tenant shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the Outside Areas with Tenant’s express or implied permission to abide by Landlord’s Rules and Regulations.  At any time, Landlord may close any Outside Areas to perform any acts in the Outside Areas as, in Landlord’s reasonable judgment, are desirable to maintain or improve the Property and during any such closure, Landlord shall use commercially reasonable efforts not to materially interfere with Tenant’s business operations.

8.03           Vehicle Parking.  Tenant shall be entitled to use the Parking Spaces Allocated to Tenant without paying any additional Rent.  Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles.  Tenant shall not cause large trucks or other large vehicles to be parked within the Property or on the adjacent public streets except in accordance with the Rules and Regulations.  Parking shall be at Tenant’s risk and Landlord shall not be responsible for any damage or theft to vehicles parking at the Property.  Landlord shall not be responsible for policing the parking areas.  Vehicles shall be parked only in striped parking spaces and not in driveways or other locations not specifically designated for parking.  Handicapped spaces shall only be used by those legally permitted to use them.  Tenant shall not park at any time more vehicles in the parking area than the number of Parking Spaces Allocated to Tenant.

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8.04           Outside Area Maintenance.  Subject to Articles Eleven and Twelve, Landlord shall maintain the Outside Areas in good order, condition, and repair.  Outside Area Maintenance expenses (“Outside Maintenance Expenses”) are all costs and expenses associated with the operation and maintenance of the Outside Areas and the repair and maintenance of the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems (to the extent not performed by Tenant), including, but not limited to, the following:  gardening and landscaping; snow removal; utility, water and sewage services for the Outside Areas; maintenance of signs (other than tenants’ signs); worker’s compensation insurance; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Outside Areas; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; maintenance of paving (including sweeping, striping, repairing, resurfacing, and repaving); amounts paid pursuant to covenants, declarations, restrictions or easement agreements; general maintenance; painting; lighting; cleaning; refuse removal; security and similar items; exterior painting and a property management fee (not to exceed two percent (2%) of the gross revenues of the Property for the calendar year).  Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Outside Maintenance Expenses.  With respect to any Outside Maintenance Expenses which are included for the benefit of the Property and other property, Landlord shall make a reasonable allocation of such cost between the Property and such other property.  Outside Maintenance Expenses shall not include:  (a) the cost of capital repairs and replacements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any such capital repair or replacement to the Outside Areas or the heating, ventilating, air-conditioning, plumbing, electrical, utility and safety systems serving the Property shall be included in the Outside Maintenance Expenses each year during the term of this Lease; (b) the cost of capital improvements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any capital improvement undertaken to reduce Outside Maintenance Expenses (provided such inclusion within Outside Maintenance Expenses shall be limited to the amount of savings actually realized) or made in order to comply with legal requirements enacted or becoming applicable to the Building or the Property after the execution of this Lease shall be included in Outside Maintenance Expenses each year during the term of this Lease, (c) depreciation or amortization except as permitted herein; (d) loan payments; (e) advertising and promotional costs; (f) costs incurred in connection with the original construction of the Building or Premises and accompanying site improvements; (g) expenses resulting from the gross negligence of Landlord, its agents, servants or employees; (h) legal fees, space planners’ fees, real estate brokers’ leasing commissions, advertising expenses, marketing expenses and promotional expenses incurred in connection with the Building; (i) costs for which Landlord is reimbursed from any source other than Tenant; (j) any reserves; (k) Landlord’s general, administrative and overhead expenses, as the same are distinguished from the costs of operation of the Premises, the Building or the Property, including company accounting and legal matters; (l) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Property; (m) costs (including attorney’s fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations regarding Landlord and/or the Building; (n) the wages and benefits of any employee who does not devote substantially all of his or her time to the Property, unless such wages and benefits are allocated to reflect the actual time spent on operating and managing the Property vis-à-vis time spent on matters unrelated to operating and managing the Property; (o) amounts paid as ground rental by Landlord; (p) costs incurred by Landlord due solely to the violation by Landlord or any law; (q) repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Landlord, except for a commercially reasonable deductible; (r) except for any such costs related to general maintenance and repair of the Property, any costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous wastes (including asbestos-containing materials) from the Building to the extent such costs do not result from Tenant’s use or occupancy of the Premises; (s) penalties, fines, late payment charges, or interest incurred as a result of the late payment of any property tax, operating expense or other cost or expense related to the ownership or operation of the Building, including mortgages, and (t) any income, franchise, ad valorem or other taxes imposed on Landlord or the Property.

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8.05           Tenant’s Payment of Outside Maintenance Expenses.  Tenant shall pay Tenant’s Pro Rata Share of all Outside Maintenance Expenses in accordance with Section 4.02.  Notwithstanding the foregoing, during the initial Lease Term, for purposes of computing Tenant’s Pro Rata Share of Outside Maintenance Expenses, commencing with Fiscal Year 2015, the Controllable Outside Maintenance Expenses (hereinafter defined) shall not increase by more than 7% per Fiscal Year on a compounding and cumulative basis over the course of the Lease Term.  In other words, Controllable Outside Maintenance Expenses for calendar year 2015 shall not exceed 107% of the Controllable Outside Maintenance Expenses for calendar year 2014.  Controllable Outside Maintenance Expenses for calendar year 2016 shall not exceed 107% of the limit on Controllable Outside Maintenance Expenses for calendar year 2015, etc.  By way of illustration, if Controllable Outside Maintenance Expenses were $1.00 per square foot for calendar year 2014, then Controllable Outside Maintenance Expenses for calendar year 2015 shall not exceed $1.07 per square foot, and Controllable Outside Maintenance Expenses for calendar year 2016 shall not exceed $1.1449 per square foot.  “Controllable Outside Maintenance Expenses” shall mean all Outside Maintenance Expenses exclusive of the cost of taxes, insurance, utilities, employment costs based upon the minimum wage (including benefits), the property management fee (not to exceed two percent (2%) of gross revenues of the Property for the calendar year), any costs Landlord is required to incur to comply with any rule, code, law, regulation, or ordinance adopted or promulgated after the Lease Commencement Date (or new or different interpretations of any of the foregoing adopted or promulgated after the Lease Commencement Date) of any governmental authority or agency with jurisdiction over the Property, or any expense increase arising from the unionization of any service rendered to the Property.

ARTICLE NINE - USE OF PREMISES

9.01           Permitted Uses.  Tenant may use the Premises only for the Permitted Uses.

9.02           Manner of Use.  Tenant shall not cause or permit the Premises to be used in any way which shall constitute a violation of any law, ordinance, restrictive covenants, governmental regulation or order or which shall constitute a nuisance or waste.  Tenant shall obtain and pay for all permits (excluding a certificate of occupancy which shall be obtained pursuant to the Work Letter) and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders, covenants, restrictions and requirements, including without limitation, the Occupational Safety and Health Act and the Americans With Disabilities Act of 1990 (49 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended from time to time (collectively, the “ADA”), with reference to the use, condition, configuration or occupancy of the Premises.  Tenant further acknowledges and agrees that, except as may otherwise be specifically provided below, Tenant accepts the Premises and the Property in “as is” condition; provided, however, Landlord shall be responsible for compliance with the ADA in connection with the construction of the improvements by Landlord pursuant to Exhibit D.  Landlord is making no representation or warranty as to whether the Premises or the Property as of the date of this Lease conform to the requirements of the ADA.  Tenant has previously provided Landlord with the Manufacturer’s Safety Data Sheets (“MSDS”) for Hazardous Materials Tenant intends to use the Premises, and Landlord approves all such Hazardous Materials for which it has received a MSDS.

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9.03           Hazardous Materials.  Tenant covenants, represents and warrants that it will not use or store any Hazardous Materials on or about the Premises without obtaining Landlord’s prior written consent.  If Tenant wishes to use or store any Hazardous Materials on or about the Premises, prior to doing so, Tenant shall also complete and deliver to Landlord Landlord’s form of Hazardous Materials Disclosure Certificate; provided that Tenant shall not be required to submit the Hazardous Materials Disclosure Certificate for Tenant’s storage and distribution of sealed batteries typically used in fire alarm panels, security panels and small computer UPS systems for which Tenant has provided a MSDS.

As used in this Lease, the term “Hazardous Material” shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.  Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (a) the prior written consent of Landlord, and (b) complying with all applicable Federal, State and Local laws or ordinances pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits.  Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material.  In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

If Tenant’s transportation, storage, use or disposal of Hazardous Materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to:  (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney’s fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage.  Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by Landlord in its reasonable discretion.  Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against Landlord, Tenant or the Premises relating to any violation of an environmental law during the term of this Lease.  If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. Landlord shall have the right, but not the obligation, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under or emanating from the Premises or the Property in violation of Tenant’s obligations under this Lease or under any laws regulating Hazardous Materials.  Notwithstanding any other provision of this Lease, Landlord shall have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with any governmental agency or authority against Tenant, Landlord or the Premises or Property relating to any Hazardous Materials or under any related law or the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Section 9.03. Prior to or promptly after the expiration or termination of this Lease, Landlord may require an environmental audit of the Premises by a qualified environmental consultant.  If such audit discloses any contamination caused by Tenant or its agents, employees or contractors, Tenant shall pay the costs of such an environmental audit and shall, at it sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions.  The provisions of this Section 9.03 shall survive the expiration or earlier termination of this Lease.

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9.04           Signs and Auctions.  Tenant shall not place any signs on the Property without Landlord’s prior written consent, which consent shall not be unreasonably withheld.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

9.05           Landlord’s Access.  Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary.  Landlord shall give Tenant prior notice (which may be oral) of such entry, except in the case of an emergency, in which event Landlord shall make reasonable efforts to notify Tenant.  Landlord will use commercially reasonable efforts to minimize any interference with Tenant’s business operations in connection with such entry.  Landlord may place customary “For Sale” or “For Lease” signs on the Premises.

ARTICLE TEN - CONDITION AND MAINTENANCE OF PREMISES

10.01         Existing Conditions.  Except as provided in the Work Letter attached hereto as Exhibit D, if applicable, Tenant shall accept the Property and the Premises in their condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders.  Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use.  Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

10.02         Exemption of Landlord from Liability.  Tenant shall insure its personal property under a causes of loss – special form full replacement cost property insurance policy as provided in Section 7.04.  Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about Property, or from other sources or places; or (d) any act or omission of any other tenant of the Property.  Tenant shall give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises.

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10.03         Landlord’s Obligations.  Subject to the provisions of Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, Landlord shall, as a component of Outside Maintenance Expenses (not to exceed $2,500.00 per calendar year), keep the foundation, roof, electric and plumbing lines up to the point of connection with the Building, Building sprinkler system, structural components and exterior walls of the improvements on the Property in good order, condition and repair; provided that the cost of any roof replacement and/or structural repairs shall be paid by Landlord and shall not be included in Outside Maintenance Expenses.  However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls.  Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.  Further, Landlord shall at its expense make all necessary repairs and replacements to any portion of the Initial Improvements performed pursuant to Exhibit D arising from defects in materials and/or workmanship so long as Tenant gives Landlord written notice thereof on or before the first anniversary of the Lease Commencement Date.  Tenant hereby waives the benefit of any present or future law which provides Tenant the right to repair the Premises or Property at Landlord’s expense or to terminate this Lease because of the condition of the Property or Premises.

10.04         Tenant’s Obligations.

                      10.04 (a)  Repair and Maintenance.  Except as provided in Section 10.03, Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), Tenant shall keep all portions of the Premises, including, without limitation, plumbing, restrooms, lighting, man doors, dock doors, levelers, shelters, seals and bumpers (if any), windows, floors, fire/life safety systems, air rotation equipment and electrical items, in a clean and orderly condition and good repair.  Tenant shall arrange and pay for its own janitorial service, trash removal, security system, telecommunication systems, and any and all other services that Tenant desires.  Tenant shall enter into a preventative maintenance contract with a reputable HVAC service company, such contract and contractor to be approved by Landlord, to provide for routine maintenance of the HVAC systems serving the Premises.  If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment, regardless of whether the benefit of such replacement extends beyond the Lease Term.  Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant’s expense.  Landlord shall, at Tenant’s expense, repair any damage to the portions of the Property Landlord shall be required to maintain caused by Tenant’s acts or omissions.  Notwithstanding the foregoing, provided that Tenant maintains the required maintenance service contract for the HVAC systems serving the Premises as required herein, and except for any repairs or replacements necessitated by any action or inaction of Tenant or its agents, employees, invitees, licensees, or visitors, Landlord and Tenant agree that Tenant’s obligations for repairs or replacements to the HVAC units existing and serving the Premises as of the date of this Lease shall not exceed $1,000.00, per unit per occurrence, during the initial Lease Term (it being agreed that the cap on Tenant’s obligations for repair and maintenance shall not apply to any HVAC units installed by Tenant or any replacement HVAC units installed in replacement of any HVAC unit existing on the date of this Lease).  In the event such repair or replacement cost for a particular unit exceeds $1,000.00 per any one occurrence, Landlord shall, at its sole discretion, elect to repair or replace such unit(s).  If Tenant fails to maintain the required maintenance service contract in effect at any time during the Lease Term, Landlord’s obligation to pay for any repair or replacement of any HVAC unit shall terminate and be of no force or effect.  Upon request by Landlord, Tenant shall provide Landlord with copies of invoices and evidence of payment of all repair costs for the HVAC systems serving the Premises.

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                      10.04 (b) Tenant’s Expense.  Tenant shall fulfill all of Tenant’s obligations under this Section 10.04 at Tenant’s sole expense.  If Tenant shall fail to maintain, repair or replace the Premises as required by this Section 10.04, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant.  In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement immediately upon demand.

10.05         Alterations, Additions, and Improvements.

                      10.05 (a)  Tenant’s Work.  Tenant shall not make any installations, alterations, additions, or improvements  in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord.  Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor reasonably approved by Landlord.  However, Landlord’s consent shall not be required for any proposed installations, alterations, additions, or improvements that satisfy all of the following criteria (“Permitted Alterations”): (1) is not visible from the exterior of the Premises or Building; (2) will not affect the systems or structure of the Building; (3) does not require a building permit; and (4) will not, in the aggregate, cost more than $10,000.00.  Further, installation and reconfiguration of racking in the Premises shall not require Landlord’s consent.  Except for the requirement of obtaining Landlord’s prior written consent and the requirement of delivering plans to the Landlord, Permitted Alterations shall otherwise be subject to all the other provisions of this Section 10.05.  Tenant shall procure at Tenant’s sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid.  Tenant shall employ for such work only contractors reasonably approved by Landlord and shall require all contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work.  Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.  Landlord may inspect the work of Tenant at reasonable times and given notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials.

                      10.05 (b)  No Liens.  Tenant shall pay when due all claims for labor and material furnished to the Premises and shall at all times keep the Property free from liens for labor and materials.  Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required.  Landlord may record and post notices of non-responsibility on the Premises.

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10.06         Condition upon Termination.  Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease with the heating, ventilation, air-conditioning, plumbing, electrical systems, lighting, man doors, dock doors, levelers, shelters, seals and bumpers (if any), windows, floors, fire/life safety systems, air rotation equipment and electrical items serving the Premises in operating condition.  Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eleven (Damage or Destruction).  Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) and all phone and data cabling installed by or on behalf of Tenant (whether such cabling is located within or outside of the Premises) prior to the expiration of the Lease and repair any damaged caused by such removal, all at Tenant’s expense; provided that Tenant shall not be required to remove the Initial Improvements installed pursuant to Exhibit D.  With respect to any alterations, additions or improvements which require Landlord’s approval, at the time of such approval Landlord shall specify if Tenant shall not be required to remove the same, and such items shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without damage to the Property.  Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment.  In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property), without Landlord’s prior written consent; unless the same shall have been installed by Tenant at its expense: any power wiring or power wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

ARTICLE ELEVEN - DAMAGE OR DESTRUCTION

11.01         Damage to Premises.

                    11.01 (a)  If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty (“Casualty”), Tenant shall immediately notify Landlord in writing upon the occurrence of such Casualty.  In the event of any Casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises (the “Repair Estimate”).  If the restoration time is estimated to exceed 210 days, either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than 30 days after Tenant’s receipt of the Repair Estimate.  If neither party elects to terminate this Lease, Landlord shall repair the damage caused by such casualty and restore the Premises to its former condition (excluding Tenant’s fixtures, equipment and alterations made by Tenant after the Lease Commencement Date) within the time reasonably necessary to do so, in which case this Lease shall remain in full force and effect.

                    11.01 (b)  If the casualty to the Premises shall occur during the last six (6) months of the Lease Term and the damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the casualty shall have occurred, regardless of the sufficiency of any insurance proceeds.  The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after Tenant’s notice to Landlord of the occurrence of the casualty.

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11.02         Temporary Reduction of Rent.  If the Property shall be destroyed or damaged by casualty and this Lease is not terminated pursuant to the provisions of this Article Eleven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Premises shall be impaired.  Except for such possible reduction in Base Rent, insurance premiums and Taxes, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Property.

11.03         Waiver.  Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article Eleven shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or  to the Property.

ARTICLE TWELVE - CONDEMNATION

12.01         Condemnation.  If any portion of the floor area of the Premises or more than fifteen percent (15%) of the parking on the Property shall be taken by eminent domain such that Tenant is unable to conduct its business in a manner reasonably comparable to the manner it was conducted prior to such taking, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession).  If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in a fair and equitable manner.  If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord.  Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise, but Tenant shall be entitled to make a claim with the condemning authority for its moving expenses.

ARTICLE THIRTEEN - ASSIGNMENT AND SUBLETTING

13.01         Landlord’s Consent Required.  Except as provided in Section 13.04 below, no portion of the Premises or of Tenant’s interest in this Lease shall be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall have the right to grant or withhold its consent as provided in Section 13.05 below.  Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease.

13.02         No Release of Tenant.  No assignment or transfer shall release Tenant or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease.  Landlord’s acceptance of Rent from any other person shall not be a waiver of any provision of this Article Thirteen.  Consent to one transfer shall not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions.  If Tenant’s assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee without notifying Tenant or obtaining its consent, and such action shall not release Tenant from any of its obligations or liabilities under this Lease as so assigned or modified.

13.03         Offer to Terminate.  Except with respect to a Permitted Transfer (defined below), if Tenant shall desire to assign this Lease or sublease all or any part of the Premises, Tenant shall offer to Landlord in writing, the right to terminate this Lease as of the date specified in the offer.  If Landlord shall elect in writing to accept the offer to terminate within fifteen (15) days after receipt of notice of the offer, this Lease shall terminate as of the date specified in such offer and all the terms and provisions of this Lease governing termination shall apply.  If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article Thirteen applicable to such assignment of sublease.

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13.04         Permitted Transfer.  Notwithstanding the foregoing, Tenant may assign its entire interest under this Lease or sublet all or any portion of the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a tangible net worth which is at least equal to the greater of Tenant’s tangible net worth at the date of this Lease or Tenant’s tangible net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least ten (10) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

13.05         Landlord’s Consent.  Tenant’s request for consent under Section 13.01 shall set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant.  Landlord shall have the right to withhold consent, reasonably exercised, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial condition of the proposed assignee or subtenant; (iii) Tenant’s compliance with all of its obligations under this Lease; and (iv) such other factors as Landlord may reasonably deem relevant.  If Tenant shall assign or sublease, other than pursuant to a Permitted Transfer, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Proceeds (defined below) on such transaction (such amount being Landlord’s Share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly.  Proceeds shall mean (a) all rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) the rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker’s commissions and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease.  Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord’s Share to Landlord.  Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord’s request, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement.  On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct.  Tenant shall promptly reimburse Landlord for all legal costs and expenses incurred by Landlord in connection with a request for a sublease or assignment of this Lease.

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ARTICLE FOURTEEN - DEFAULTS AND REMEDIES

14.01          Covenants and Conditions.  Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant.  Tenant’s right to continue in possession of the Premises is conditioned upon such performance.  Time is of the essence in the performance by Tenant of all covenants and conditions.

14.02           Defaults.  Each of the following shall be an event of default under this Lease:

                       14.02 (a)  Intentionally omitted;

                      14.02 (b)  Tenant shall fail to pay Rent or any other sum payable under this Lease within five (5) days after it is due; provided that the first two (2) such failures during any calendar year during the Lease Term shall not be an event of default if Tenant pays the amount due within five (5) days after Tenant’s receipt of written notice from Landlord that such payments were not made when due;

                       14.02 (c)  Tenant shall fail to perform any of Tenant’s other obligations under this Lease and such failure shall continue for a period of fifteen (15) days after notice from Landlord; provided that if more than fifteen (15) days shall be required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the fifteen (15) day period and shall thereafter diligently pursue its completion.

                       14.02 (d)  (i) Tenant shall make a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days.  If a court of competent jurisdiction shall determine that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

Tenant’s vacation of the Premises shall not constitute an event of default under this Lease.  However, in the event Tenant vacates all or substantially all of the Premises for ten (10) or more days other than a vacancy due to a casualty or condemnation or a vacancy for which Tenant is expressly entitled to abatement of Rent under this Lease, (i) Tenant shall provided Landlord at least thirty (30) days prior written notice of Tenant’s intent to vacate, (ii) Tenant shall pay any additional insurance premiums which may result from such vacation, (iii) Tenant shall take such action as Landlord may reasonably request to protect the Premises (including the Building) from vandalism and trespass, and (iv) Tenant shall otherwise continue to observe and perform all of Tenant’s obligations and covenants contained in this Lease, including keeping all Building systems in the Premises operating at levels necessary to prevent damage to the Building or the Building systems, as reasonably determined by Landlord, and if such vacation continues for any period of ninety (90) or more consecutive days (other than a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of Rent under this Lease) such vacation shall not be an event of default under this Lease, however, Landlord shall have the right, but not the obligation, to terminate this Lease by delivering written notice of termination to Tenant prior to the date that Tenant occupies or re-occupies all or substantially all of the Premises.

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14.03          Remedies.  On the occurrence of an event of default by Tenant, Landlord may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                      14.03 (a)  Terminate this Lease by written notice to Tenant or by entry, at Landlord’s option.  Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.  Following termination, without prejudice to other remedies Landlord may have by reason of Tenant’s default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom.  Following termination, Landlord shall have all the rights and remedies of a landlord provided at law and in equity.  The amount of damages Tenant shall pay to Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by Landlord due to such event of default and, in addition, Tenant shall pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the discounted present value (at the then Federal Reserve Bank discount rate) of the aggregate Rent and other charges due during the period commencing with such termination and ending on the expiration date of this Lease, or (y) amounts equal to the Rent and other charges which would have been payable by Tenant had this Lease or Tenant’s right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of this Lease, provided, however, that if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, and the expenses of re-letting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, legal fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in the no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit.  If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.  In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by Tenant, on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted.  Landlord may, but need not, re-let the Premises or any part thereof for such rent and on such terms as it shall determine (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises).  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.  In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this Section 14.03 (a), Landlord may, by notice to Tenant, at any time after this Lease shall be terminated under this Article Fourteen or shall be otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and Additional Rent due for the twelve (12) months ended immediately prior to such termination plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination.

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In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises.  Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises.  Tenant acknowledges that the provisions of this subparagraph of this Lease supersedes the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder.

                     14.03 (b)  Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises.  In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due.

                     14.03 (c)  Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located, including without limitation termination of Tenant’s right of possession of the Premises without terminating this Lease.

14.04         Intentionally Omitted.

14.05         Automatic Termination; Damages.  Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant.  On any termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord’s right to possession of the Premises.  All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

14.06         Cumulative Remedies.  Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

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14.07         Waiver of Jury Trial.  TENANT AND LANDLORD KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY EITHER LANDLORD OR TENANT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, TO RESOLVE ANY DISPUTE ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS LEASE OR THE TRANSACTIONS RELATED THERETO.  LANDLORD AND TENANT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

14.09         Landlord’s Default.  Notwithstanding any other provision hereof, if Landlord fails to perform its maintenance and repair obligations hereunder and if (i) the lack of such maintenance and repair by Landlord materially impairs Tenant’s use of or access to the Premises, and (ii) Landlord fails to make any required repairs within thirty (30) days after the receipt of Tenant’s written notice or, in the event the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance and Landlord fails to commence performance within the thirty (30) day period and thereafter diligently pursue the completion of same using commercially reasonable efforts,  Tenant may, at its option, upon prior written notice to Landlord, make such repair or replacement on Landlord’s behalf and recover from Landlord Tenant’s reasonable out-of-pocket costs and expenses in connection with the exercise of such right (except in the event the need for such maintenance and repair was caused by Tenant or Tenant’s contractors, agents, employees, customers, licensees or invitee); provided that if the repair or replacement affects any portion of the Building which is the subject of any warranty or maintenance/service agreement (such as, without limitation, the roof), Tenant shall use Landlord’s designated contractor for such repair and/or replacement so as not to impair or invalidate the warranty or maintenance/service agreement.  In the case of any damage to such components or systems caused by Tenant or Tenant’s agents, employees, contractors, customers, licensees or invitees, the cost to repair the same shall be paid for by Tenant.

ARTICLE FIFTEEN - PROTECTION OF LENDERS

15.01         Subordination.  This Lease shall be automatically subordinate to any deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded; provided that such subordination with respect to any future deed of trust or mortgage shall be conditioned upon such mortgagee entering into a commercially reasonable subordination, non-disturbance and attornment agreement with Tenant.  Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Property or the Lease.  Tenant shall execute such further documents and assurances as Landlord or its lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease.  If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.  Provided that Tenant executes an estoppel certificate in the form of Exhibit I attached hereto upon substantial completion of the Initial Improvements, Landlord shall deliver a subordination, non-disturbance and attornment agreement by the current holder of a deed of trust on the Building in the form of Exhibit H attached hereto (the “SNDA”) within sixty (60) days after receipt of the executed estoppel certificate from Tenant.  Tenant agrees to execute such SNDA concurrently with the execution of this Lease.

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15.02         Attornment.  If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease.  Tenant waives the protection of any statute or rule of law which shall give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.  From and after any such attornment, mortgagee or any such transferee shall not be:  (a) liable for any act or omission of any prior landlord (including Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Property except as set forth in this Lease; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (d) bound by any rent or additional rent which Tenant might have paid more than one month in advance to any prior landlord (including Landlord); or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublease (other than a Permitted Transfer in accordance with Section 13.04 above), made without the mortgagee’s prior written consent if such consent is required under the applicable loan documents; or (f) responsible for the return of any security deposit not actually received by such mortgagee; or (g) liable for any obligation with respect to any breach of warranties or representations made by any prior landlord (including Landlord), or its agents or representatives, of any nature under the lease or otherwise; or (h) liable for consequential damages.

15.03         Signing of Documents.  Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

15.04         Estoppel Certificates.  Within ten (10) days after Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require.  Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.  If Tenant shall not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:  (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease.  In such event, Tenant shall be estopped from denying the truth of such facts.

15.05         Tenant’s Financial Condition.  Within ten (10) days after request from Landlord from time to time (but in no event more than one (1) time annually), Tenant shall deliver to Landlord Tenant’s audited financial statements for the latest available two (2) fiscal years (the latest year ending no more than six (6) months prior to Landlord’s request).  Such financial statements shall be delivered to Landlord’s mortgagees and lenders and prospective mortgagees, lenders and purchasers.  Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of the date of such statement.  All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.  Notwithstanding the foregoing, Tenant shall not be required to deliver its financial statements pursuant to this Section 15.05 so long as Tenant’s financial statements are publicly available.

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ARTICLE SIXTEEN - LEGAL COSTS

16.01         Legal Proceedings.  If Tenant be in breach or default under this Lease, Tenant shall reimburse Landlord upon demand for any costs or expenses that Landlord shall incur in connection with any breach or default of Tenant, as provided in this Section.  Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs, Landlord shall incur if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy or similar proceeding.  Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord shall incur in any such claim or action.

16.02         Landlord’s Consent.  Tenant shall pay Landlord’s reasonable fees and expenses, including, without limitation, legal, engineering and other consultants’ fees and expenses but in no event more than $750.00, incurred in connection with Tenant’s request for Landlord’s consent under Article Thirteen (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord’s consent or approval under this Lease.

ARTICLE SEVENTEEN - MISCELLANEOUS PROVISIONS

17.01         Non-Discrimination.  Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

17.02         Landlord’s Liability; Certain Duties.

                      17.02 (a)  Bind and Inure; Limitation of Landlord’s Liability.  The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Property.  The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord.  No individual partner, trustee, stockholder, officer, member, director, employee, advisors or beneficiary of Landlord or any partner, trustee, stockholder, officer, member, director, employee, advisor or beneficiary of any of the foregoing, shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord, its partners, trustees, stockholders, members, officers, employees, advisors or beneficiaries of Landlord, and the partners, trustees, stockholders, members, officers, employees, advisors or beneficiary of any of the foregoing, shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.  In no event shall Landlord be liable for any consequential, special or punitive damages.

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                      17.02 (b)  Notice.  Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address shall have been furnished to Tenant.  Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fail to cure such non-performance within thirty (30) days after receipt of Tenant’s notice.  However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.  Tenant acknowledges that it has been advised, that as of the date hereof, the mortgagee is as referenced in Article One – Basic Terms.

17.03         Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

17.04         Interpretation.  The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease.  Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular.  The masculine, feminine and neuter genders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.  This Lease shall not, and nothing contained herein, shall create a partnership or other joint venture between Landlord and Tenant.

17.05         Incorporation of Prior Agreements; Modifications.  This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective.  All amendments to this Lease shall be in writing and signed by all parties.  Any other attempted amendment shall be void.

17.06         Notices.  All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records.  Notices to Tenant shall be delivered to Tenant’s Address for Notices.  Notices to Landlord shall be delivered to Landlord’s Address for Notices.  All notices shall be effective upon delivery (or refusal to accept delivery).  Either party may change its notice address upon written notice to the other party.

17.07         Waivers.  All waivers shall be in writing and signed by the waiving party.  Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.  No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord.  Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

17.08         No Recordation.  Tenant shall not record this Lease.  Either Landlord or Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded.  The party requiring such recording shall pay all transfer taxes and recording fees.

17.09         Binding Effect; Choice of Law.  This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease.  The laws of the state in which the Property is located shall govern this Lease.

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17.10         Corporate Authority; Partnership Authority.  If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that (s)he has full authority to do so and that this Lease binds the corporation.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.  If Tenant is a partnership or limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership or a manager or managing member of the company, that he or it has full authority to sign for the partnership and that this Lease binds the partnership or company and all general partners of the partnership or the company and its members.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership or certificate of formation or organization.

17.11         Joint and Several Liability.  All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

17.12         Force Majeure.  If either Landlord or Tenant cannot perform any of its respective obligations due to events beyond Landlord’s or Tenant’s (as applicable) reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events.  Events beyond Landlord’s or Tenant’s (as applicable) reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.  In no event shall this Section 17.12 apply to delay or extend any obligation under this Lease regarding payment of money.

17.13         Execution of Lease.  This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.  Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

17.14         Survival.  All representations and warranties of Landlord and Tenant, and all obligation of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

17.15         Examination of Lease.  Submission of this Lease to Tenant shall not constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

17.16         Security Deposit.  Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit.  Landlord may, at its option, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant, cure any other defaults of Tenant, or compensate Landlord for any loss or damage which Landlord may suffer due to Tenant’s default.  If Landlord shall so use any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s request.  No interest shall be paid on the Security Deposit, no trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of Landlord.  Within fifty (50) days after (i) the expiration or termination of this Lease not resulting from Tenant’s default, and (ii) Tenant’s vacation of the Premises in the manner required by this Lease, Landlord shall pay to Tenant any balance of the Security Deposit not applied pursuant to this Section 17.16.

26

17.17         Limitation of Warranties.  LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.  NOTWITHSTANDING THE FOREGOING, THIS SECTION 17.17 SHALL NOT RELIEVE LANDLORD FROM ITS OBLIGATIONS SET FORTH IN THIS LEASE.

17.18         No Other Brokers.  Tenant represents and warrants to Landlord that the Brokers are the only agents, brokers, finders or other parties with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property.  Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys’ fees and expenses, asserted by any party other than the Brokers based upon dealings of that party with Tenant.  Landlord agrees to pay a commission to the Brokers pursuant to separate written agreements entered into between Landlord and such brokers.

17.19         Tax Protest.  Intentionally omitted.

17.20         WAIVER OF CONSUMER RIGHTS.  TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.  AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

17.21         Calculation of Charges.  Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent (including Operating Expense payments) by Tenant (including without limitation, Articles Five, Six, Seven and Eight hereof) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

17.22         Lease Not a Construction Contract.  Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

17.23         Waiver of Landlord’s Lien.  Landlord waives any and all liens, whether statutory or at common law, which it may have upon any of the goods, wares, equipment, fixtures, furniture, improvements or personal property of Tenant located within or about the Premises or Property.  Upon request from Tenant, Landlord, at Tenant’s expense, will execute a commercially reasonable acknowledgment of such waiver in a form reasonably approved by Landlord within thirty (30) days after receipt of Tenant’s request.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

27

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Lease to be duly executed by their duly authorized representatives as of the date first above written.

LANDLORD:

CABOT II - TX1B02, L.P., a Delaware limited partnership

By:          Cabot II – TX GP, LLC, its general partner

By:           Cabot Industrial Value Fund II Operating Partnership, L.P.

By:
Name: Stephen P. Vallarelli
Title: Senior Vice President

TENANT:

UNIVERSAL POWER GROUP, INC., a
Texas corporation

By:
Name:
Title:

28

EXHIBIT A – LEGAL DESCRIPTION

BEING all of a 13.085 acre tract of land situated in the William K. Payne Survey, Abstract No. 1140, the C.S. Dunnagan Survey, Abstract No. 1655 and the Jesse Moore Survey, Abstract No. 968, Dallas County, Texas; said tract being all of LOT 1, LAM LEE ADDITION NO. 1, an addition to the City of Coppell, Texas according to the plat recorded in Volume 2000125, Page 23 of the Deed Records, Dallas County, Texas; said 13.085 acre tract being more particularly described as follows:

BEGINNING, at a 1 1/2-inch iron rod found in the east right-of-way line of Royal Lane (a 100 foot wide right-of-way); said point being the southwest corner of Lot 30, Freeport North, an addition to the City of Coppell, Texas according to the plat recorded in Volume 96194, Page 2436 of the Deed Records, Dallas County, Texas;

THENCE, South 89 degrees, 39 minutes, 54 seconds East, departing the said east line of Royal Lane and along the south line of said Lot 30, a distance of 799.18 feet to a 1/2-inch iron rod with “RPLS 4275” cap found for corner; said point being the southeast corner of said Lot 30, Freeport North and the west line of a tract of land described in deed to the City of Coppell, recorded in Volume 96164, Page 207 of the Deed Records, Dallas County, Texas;

THENCE, South 00 degrees, 13 minutes, 40 seconds West, along the said west line of the City of Coppell tract, passing at a distance of 547.94 feet a 1/2-inch iron rod with “Pacheco Koch” cap found in the north line of a 150-foot wide drainage easement recorded in Volume 84203, Page 1836 and Volume 2000125, Page 23; and continuing a total distance of 599.61 feet to an angle point;

THENCE, South 00 degrees, 56 minutes, 27 seconds West, continuing along the said west line of the City of Coppell Tract, a distance of 26.00 feet to a point for corner; said point being in the centerline of said 150-foot wide drainage easement;

THENCE, along the said centerline of the 150-foot wide drainage easement and the south line of said Lot 1, the following three (3) courses and distances;

South 75 degrees, 23 minutes, 58 seconds West, a distance of 309.66 feet to a point for corner; said point being the beginning of a curve to the right;

Westerly, along said curve to the right, through a central angle of 15 degrees, 00 minutes, 00 seconds, a radius of 1,336.90 feet, and a chord bearing and distance of South 82 degrees, 53 minutes, 58 seconds West, 349.00 feet, an arc distance of 350.00 feet to a point for the end of said curve;

North 89 degrees, 36 minutes, 02 seconds West, a distance of 155.49 feet to a point corner in the said east right-of-way line of Royal Lane;

THENCE, North 00 degrees, 23 minutes, 26 seconds East, along the said east line of Royal Lane, a distance of 750.41 feet to the POINT OF BEGINNING, CONTAINING 569,974 square feet or 13.085 acres of land, more or less.

A - 1

EXHIBIT B - THE PREMISES

B - 1

EXHIBIT C - RULES AND REGULATIONS

1.           No advertisements, pictures or signs of any sort shall be displayed outside the Premises without the prior written consent of Landlord.  Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense.

2.           All window coverings and window films or coatings installed by Tenant and visible from outside of the building require the prior written approval of Landlord.  Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

3.           Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord.   Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

4.           Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests.  Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

5.           Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

6.           Tenant shall not use the general parking or loading areas for the purposes of cleaning or maintaining motor vehicles.

7.           Tenant shall park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading.  Tenant shall not unreasonably interfere with traffic flow within the business park, public streets or loading areas of other tenants.

8.           Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord.  Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries.  Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

9.           Tenant shall not disturb, solicit or canvas any occupant of the Property or business park and shall cooperate to prevent same.

10.         No person shall go on the roof of the Property without Landlord’s permission.

11.         No animals (other than seeing eye dogs and fish) or birds of any kind may be brought into or kept in or about the Premises.

12.         Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Property to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Property shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration.  Tenant shall cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

C - 1

13.           All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or exterior loading areas overnight.

14.           Tractor trailers must be parked in a way to prevent damage to the asphalt paving surfaces.  No parking or storing of such trailers will be permitted in the auto parking areas of the business park, on streets adjacent thereto or loading areas of other tenants.

15.           Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

16.           Tenant shall be responsible for the safe storage and removal of all pallets.  Pallets shall not be stored outside the Premises unless it’s behind screened enclosures at locations approved by the Landlord.

17.           Tenant shall be responsible for the storage and removal of all trash and refuse.  All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.  Landlord reserves the right to remove, at Tenant’s expense and without further notice, any trash or refuse left elsewhere outside of the Premises or in the industrial park.

18.           Tenant shall not store or permit the storage or placement of goods or merchandise in or around the outside areas surrounding the Premises.  No displays or sales of merchandise shall be allowed in the parking lots or other outside areas.

19.           Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency.  If fire safety or sprinkler equipment is located within the Premises, Tenant shall not store or permit the storage or placement of goods or merchandise in or around fire safety or sprinkler equipment.

            _________  Landlord

            _________  Tenant

C - 2

EXHIBIT D - WORK LETTER

1.           This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant’s occupancy.  All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Initial Improvements.”  The Initial Improvements are generally described on Schedule D-1 attached hereto.

2.           Within twenty (20) days after execution and delivery of this Lease by Landlord and Tenant, a licensed architect reasonably acceptable to Landlord, at Tenant’s expense (subject to the Construction Allowance), will prepare construction plans and specifications (such construction plans and specifications, when approved by Landlord and Tenant, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the “ Plans”) for all of the Initial Improvements. Within three (3) business days after construction plans and specifications are delivered to Landlord, Landlord shall approve or disapprove same in writing and if disapproved, Landlord shall provide Tenant’s architect specific reasons for disapproval.  The foregoing process shall continue until the construction plans and specifications are approved by Landlord; provided that if Landlord fails to respond in any three (3) business day period, Landlord shall be deemed to have approved the last submitted construction plans.  If the construction plans and specifications are not approved in writing by both Tenant and Landlord on or before the date that is thirty (30) days after Tenant’s initial submission thereof to Landlord (the “Plans Due Date”), Tenant shall be responsible for one (1) day of Tenant Delay (as defined below) for each day during the period beginning on the day following the Plans Due Date and ending on the date the Plans are approved by Landlord and Tenant.  Neither the approval of the Plans nor the supervision of Initial Improvements by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency and propriety of the Plans or the quality of workmanship or compliance of Initial Improvements with applicable law.

3.           Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Initial Improvements have not yet been prepared and, therefore, it is impossible to determine the exact cost of the Initial Improvements at this time.  Accordingly, Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Initial Improvements shall be limited to $981,360.00 (the “Construction Allowance”) and that Tenant shall be responsible for the cost of Initial Improvements to the extent that it exceeds the Construction Allowance.  The Construction Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Improvements and for hard costs in connection with the Initial Improvements, and in no event shall the Construction Allowance be used for the purchase of cabling, equipment, furniture or other items of personal property of Tenant.  Notwithstanding the foregoing, in the event any portion of the Construction Allowance remains unexpended after payment of all costs and expenses in connection with the Initial Improvements, any such remaining amount (the “Permitted Additional Cost Allowance”) may be used for the following costs: (i) purchase and installation of telephone and data cabling and equipment, (ii) actual out-of-pocket move related expenses paid by Tenant to unrelated third parties, (iii) purchase and installation of Tenant’s furniture, fixtures and equipment at the Premises, (v) construction management costs payable to Tenant’s construction manager, (vi) upgrades to the security system in the Building, (vii) any permit fees necessary for Tenant’s occupancy of the Premises as contemplated herein, (viii) any upgrades to the electrical system serving the Building Tenant desires, and (ix) design, purchase and installation of any Building signage approved in accordance with the terms of the Lease (such costs, the “Permitted Additional Costs”).  Following the Lease Commencement Date, Landlord will reimburse Tenant for the Permitted Additional Costs (to the extent of any remaining Permitted Additional Cost Allowance) within thirty (30) days after Landlord’s receipt of invoices therefore.  In the event Tenant does not submit to Landlord a written request for payment of the entire Construction Allowance (together with all of the documents and certificates required for such payment), including any Permitted Additional Cost Allowance, within six (6) months after the Lease Commencement Date, any portion of the Construction Allowance not disbursed to Tenant shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Improvements, Construction Allowance, and/or Permitted Additional Cost Allowance.

4.           Landlord shall solicit bids for the Initial Improvements from at least three (3) general contractors, one of which shall be Gordon Highlander, and Landlord shall enter into a direct contract for Initial Improvements with the general contractor submitting the lowest qualified bid.  In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Initial Improvements.  Landlord shall deduct from the Construction Allowance a construction fee equal to 2.5% of the cost of Initial Improvements to compensate Landlord’s construction manager, Stream Realty Partners, for services, including reviewing the plans for the Initial Improvements its construction management services in connection with Initial Improvements.  Landlord reserves the right to deduct such fee from the Construction Allowance.  Notwithstanding anything to the contrary set forth herein, in no event shall Landlord be required to perform any of the Initial Improvements during any period an uncured default by Tenant exists under the Lease.

5.           Prior to commencing any construction of Initial Improvements, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Initial Improvements, including but not limited to labor and materials, architect’s fees, contractor’s fees and permit fees.  Within three (3) business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto in reasonable detail and any desired changes to the proposed Initial Improvements.  In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord in good faith to alter the scope of Initial Improvements in order to reach a mutually acceptable alternative cost estimate; provided that each day after the expiration of the three (3) business day period that Tenant has not approved the cost estimate shall be a day of Tenant Delay.

6.           If Landlord’s estimate and/or the actual cost of Initial Improvements shall exceed the maximum Construction Allowance (such excess being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs within two (2) business days after Landlord’s written demand.  Landlord shall not be required to proceed with Initial Improvements until Tenant pays such Excess Costs and any delay in the completion of Initial Improvements due to a delay by Tenant in making such payment shall be deemed a Tenant Delay.  The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein.  Excess Costs constitute rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.

7.           If Tenant shall request any changes to Initial Improvements that are approved by Landlord (“Change Orders”), Tenant shall have any necessary revisions to the Plans prepared at Tenant’s sole cost and expense (subject to the Construction Allowance).  Landlord shall notify Tenant in writing of the estimated increased cost, if any, which will be chargeable to Tenant by reason of such Change Orders, which increased cost shall be deemed Excess Costs hereunder and shall be subject to the provisions of Paragraph 6 above.  Tenant shall, within one (1) business day after receiving Landlord’s estimate of the cost of the Change Order, notify Landlord in writing whether it desires to proceed with such Change Order.  In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change Order, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant’s decision, in which event Tenant shall be responsible for any Tenant Delay in completion of Initial Improvements resulting therefrom.

8.           Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause Initial Improvements to be constructed substantially in accordance with the approved Plans, so long as no default shall occur under the Lease.  Landlord shall notify Tenant upon substantial completion of Initial Improvements.  The phrase “substantial completion” shall mean that Initial Improvements has been completed substantially in accordance with the approved Plans, except for such incomplete items as would not materially interfere with the use of the Premises for the use permitted under Section 1.11 of the Lease and Landlord has obtained all approvals necessary for the lawful occupancy of the Premises.

9.           If Landlord shall be delayed in substantially completing the Initial Improvements as a result of the occurrence of any of the following (a “Tenant Delay”):

(a)           Tenant’s failure to furnish information in accordance with the Work Letter or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) business days of such request; or

(b)           Tenant’s request for materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Tenant Delay; or

(c)	Changes in any Plans requested by Tenant; or

(d)          The performance or nonperformance by a person or entity employed by or on behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

(e)          Any request by Tenant that Landlord delay the completion of any component of the Initial Improvements; or

(f)	Any breach or default by Tenant in the performance of Tenant’s obligations under this Lease; or

(g)	Tenant’s failure to pay any amounts as and when due under this Work Letter; or

(h)	Any delay resulting from Tenant’s having taken possession of the Premises for any reason prior to substantial completion of the Initial Improvements; or

(i)	Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then, for purposes of determining the Lease Commencement Date, the date of substantial completion shall be deemed to be the day that Initial Improvements would have been substantially completed absent any such Tenant Delay.  Except as set forth in Section 3.02 of the Lease, the adjustment of the Lease Commencement Date and, accordingly, the postponement of Tenant’s obligation to pay Base Rent and other sums due under the Lease shall be Tenant’s sole remedy that Tenant might otherwise have against Landlord by reason of any delay in the performance of the Initial Improvements.  Promptly after the determination of the Lease Commencement Date, Landlord and Tenant shall enter into the Memorandum of Acceptance of Premises as set forth in Exhibit G.  The Memorandum of Acceptance of Premises shall identify any minor incomplete items of the Initial Improvements as reasonably determined by Landlord’s architect (the “Punch List Items”), which Punch List Items Landlord shall promptly remedy.  Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to complete the Punch List Items within thirty (30) days after full execution and delivery of the Memorandum of Acceptance of Premises.  Landlord shall obtain a customary one (1) year warranty from the contractor performing the Initial Improvements.

10.           Landlord agrees to replace the roof of the Building (the “Roofing Work”) and to construct additional parking for the Building in the area depicted on Schedule D-2 attached hereto, as the same may be changed in connection with approval of such work by the City of Coppell (the “Parking Work”), all at Landlord’s sole cost and expense.  Landlord and Tenant agree to cooperate with each other in order to enable the Roofing Work and Parking Work to be performed in a timely manner and with as little inconvenience to the construction of the Initial Improvements, or if applicable, the operation of Tenant’s business, as is reasonably possible.  Notwithstanding anything herein to the contrary, any delay in the completion of the Roofing Work or Parking Work or inconvenience suffered by Tenant during the performance of the Roofing Work or Parking Work shall not delay the Lease Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

11.           This Work Letter shall not be applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.  All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

SCHEDULE D-1 – PRE-APPROVED INITIAL IMPROVEMENTS

1.	15,000 square feet of office space in the Premises with drop ceiling & T-8 lighting (per mutually agreed upon floor plan).

2.	7,000 square feet of new single story office space in the Premises.

3.	Installation of two (2) new large glass windows in exterior tilt wall to be part of the office space referred to in item 2 above.

4.	T-5 lighting in warehouse portion of the Premises.

5.	Two (2) Big Ass brand fans in warehouse portion of the Premises.

6.	Refurbishment of the front entrance, including railings and doors, subject to mutually agreeable plans and compliance with all applicable laws and codes.

7.	Installation of a fence around the truck court serving the Premises.

D-1-1

SCHEDULE D-2 – DEPICTION OF PARKING WORK AREA

D-2-1

EXHIBIT E - SUMMARY OF INSURANCE REQUIREMENTS

Location:
Street, Suite #:	488 S. Royal Lane
City, State, Zip Code:	Coppell, Texas 75019

Certificate Holder:
Cabot II – TX1B02, L.P.
c/o Cabot Properties, Inc.
One Beacon Street, 17th Floor
Boston, MA 02108
Additional Insureds:
	Cabot II - TX1B02, L.P.	Landlord Entity
Cabot Industrial Value Fund II Operating Partnership, L.P.
Cabot Properties, Inc.
	Stream Realty Partners	Property Manager
	JP Morgan Chase Bank, N.A.	Mortgagee
Coverage:	$ Limits
Commercial General Liability
$1,000,000 each occurrence
$2,000,000 annual aggregate

Worker’s Compensation Insurance	Statutory Amount
Employers’ Liability Insurance	$1,000,000 each accident/ $1,000,000 each employee – disease/ $1,000,000 policy limit - disease
Automobile Liability Insurance	$1,000,000 combined single limit

Umbrella Liability Insurance Causes of Loss – Special Form Property Insurance
$5,000,000 each occurrence/ $5,000,000 annual aggregate excess of General Liability, Employer’s Liability & Automobile Liability

100% of Replacement Cost; Coverage extends to additions, improvements & alterations

Business Interruption Insurance	1 year of net profit plus fixed expenses
Notice of Cancellation	30 Days

Tenant Contact for Insurance Matters:	(After Lease Commencement Date)
Street
City, State, Zip Code
Attn:
Tel. No.

E - 1

EXHIBIT F – RENEWAL OPTION

A.           Tenant shall have the right to extend the Lease Term (the “Renewal Option”) for two additional periods of five (5) years each (each, a “Renewal Term”) commencing on the day following the expiration date of the initial Lease Term or the expiration of the first Renewal Term, as applicable, provided that each of the following occurs:

1.           Landlord receives notice of exercise of the Renewal Option (“Initial Renewal Notice”) not less than six (6) full calendar months prior to the expiration of the initial Lease Term or the first Renewal Term, as applicable, and not more than nine (9) full calendar months prior to the expiration of the initial Lease Term or the first Renewal Term, as applicable; and

2.           Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

3.           No part of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

4.           The Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

B.            The initial Base Rent rate per square foot for the Premises during each Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per square foot for the Premises.

C.            Tenant shall pay Total Operating Costs for the Premises during the applicable Renewal Term in accordance with the terms of Articles 4, 5, 6, 7 and 8 of the Lease.

D.            Within thirty (30) days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the applicable Renewal Term.  Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the applicable Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Renewal Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Renewal Notice or Rejection Notice within such fifteen (15) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect.  If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein.  If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the applicable Renewal Term.  Upon agreement Tenant shall provide Landlord with the Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Paragraph E below.  If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the thirty (30) day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be null and void and of no force and effect.

E.           If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other its good faith estimate of the Prevailing Market rate for the Premises during the applicable Renewal Term (collectively referred to as the “Estimates”) and shall each select a broker (hereinafter, an “appraiser”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the applicable Renewal Term.  Each appraiser so selected shall (i) be a licensed commercial real estate broker and (ii) have not less than 10 years’ experience in the field of commercial brokerage in connection with buildings comparable to the Building in the Dallas metropolitan area.  Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the applicable Renewal Term.  If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the applicable Renewal Term.  The parties shall share equally in the costs of the arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

F.           If the Prevailing Market rate has not been determined by the commencement date of the applicable Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the Lease Term for the Premises until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term.  If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.  If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under this Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

G.           If Tenant is entitled to and properly exercises its Renewal Option, Landlord and Tenant shall execute an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Lease Term, expiration date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

H.           For purpose hereof, “Prevailing Market” rate shall mean the arms length fair market annual rental rate per square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Property and buildings comparable to the Building in the surrounding submarket.  The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes.  The determination of Prevailing Market rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

            _________  Landlord

            _________  Tenant

EXHIBIT G - MEMORANDUM OF ACCEPTANCE OF PREMISES

LANDLORD:	CABOT II - TX1B02, L.P., a Delaware limited partnership

TENANT:	UNIVERSAL POWER GROUP, INC., a Texas corporation

LEASE DATE:	___________________________________

PREMISES:	Located at 488 S. Royal Lane, Coppell, Texas 75019

           Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Landlord’s Work completed (except for minor punchlist items which Landlord agrees to complete).

           The Lease Commencement Date of the Lease is hereby established as ________________, and the expiration date of the lease is _______________________.

TENANT:

UNIVERSAL POWER GROUP, INC., a
Texas corporation

By:
Name:
Title:
Date:

Approved and Agreed:

LANDLORD:

CABOT II - TX1B02, L.P., a Delaware limited partnership

By:          Cabot II – TX GP, LLC, its general partner

By: Cabot Industrial Value Fund II Operating Partnership, L.P.

By:
Name: Stephen P. Vallarelli
Title: Senior Vice President

G - 1

EXHIBIT H - FORM OF SNDA

EXHIBIT J - FORM OF SNDA
After recording return to:
LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attn:  Jason Jones

(For Recorder’s Use Only)

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
(JPMCC 2007-CIBC19, Loan No.  M991069316, WU No. NT31227)

THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of _____________________, 201__ (the “Effective Date”), among U.S. Bank National Association, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 (“Lender”), whose address is c/o Berkadia Commercial Mortgage LLC, 650 Dresher Road, Horsham, Pennsylvania 19044 (Re: JPMCC 2007-CIBC19; Loan No. M991069316), UNIVERSAL POWER GROUP, INC., a Texas corporation (“Tenant”), whose address is 3330 E. Louise Drive, Meridian, ID 83642, Attention: Legal Department, and CABOT II – TX1B02, L.P., a Delaware limited partnership (“Landlord”), whose address is c/o Cabot Properties, One Beacon Street, Suite 1700, Boston, Massachusetts 02108, Attention: Asset Management, with reference to the following facts:

A.          Landlord owns the real property known as 488 South Royal Lane and having a street address of 488 South Royal Lane, Coppell, Texas 75019, such real property, including all buildings, improvements, structures and fixtures located thereon, (all or any portion thereof being referred to herein as the “Landlord’s Premises”), as more particularly described on Exhibit A.

B.           JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America (“Original Lender”), made a loan to Landlord and its affiliates in the original principal amount of $60,000,000.00 (the “Loan”).

C.           To secure the Loan, Landlord encumbered Landlord’s Premises by entering into that certain Deed of Trust and Security Agreement dated as of March 30, 2007, in favor of a Trustee, for the benefit of Original Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Security Instrument”) recorded in the applicable land records of Dallas County, Texas.

D.           Lender is now the holder of the Security Instrument and has authority to enter into this Agreement.

E.           Pursuant to an Industrial Real Estate Lease dated as of October _____, 2012, together with any amendments, modifications and renewals approved in writing by Lender to the extent such approval is required by the Security Instrument (the “Lease”), Landlord demised to Tenant a portion of Landlord’s Premises (“Tenant’s Premises”).

F.           Lender has been requested by Landlord and Tenant to enter into this Agreement, and Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

1.	Definitions. The following terms shall have the following meanings for purposes of this Agreement:

1.1.
“Construction-Related Obligation” means any obligation of Former Landlord (as hereinafter defined) under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises.  “Construction-Related Obligation” shall not include: (a) reconstruction or repair following any fire, casualty or condemnation which occurs after the date of attornment hereunder, but only to the extent of the insurance or condemnation proceeds actually received by Successor Landlord for such reconstruction and repair, less Successor Landlord’s actual expenses in administering such proceeds; or (b) day-to-day maintenance and repairs.

1.2.
“Foreclosure Event” means (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Former Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Former Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3.	“Former Landlord” means Landlord and/or any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4.
“Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from acts or omissions of Former Landlord and/or from Former Landlord’s breach or default under the Lease.

1.5.	“Rent” means any fixed rent, base rent or additional rent under the Lease.

1.6.	“Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.7.
“Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Former Landlord’s breach or default under the Lease.

2.
Subordination.  The Lease, and all right, title and interest of the Tenant thereunder and of the Tenant to and in the Landlord’s Premises, are, shall be, and shall at all times remain, subject and subordinate to the Security Instrument, the lien imposed by the Security Instrument, and all advances made under the Security Instrument.

3.
Payment to Lender.  In the event Tenant receives written notice (the “Rent Payment Notice”) from Lender or from a receiver for the Landlord’s Premises that there has been a default under the Security Instrument and that rentals due under the Lease are to be paid to Lender or to the receiver (whether pursuant to the terms of the Security Instrument or of that certain Assignment of Rents and Leases executed by Landlord as additional security for the Loan), Tenant shall pay to Lender or to the receiver, or shall pay in accordance with the directions of Lender or of the receiver, all Rent and other monies due or to become due to Landlord under the Lease, notwithstanding any contrary instruction, direction or assertion of Former Landlord.  Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments.  The delivery by Lender or the receiver to Tenant of a Rent Payment Notice, or Tenant’s compliance therewith, shall not be deemed to:  (i) cause Lender to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by the applicable Landlord unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the applicable Former Landlord of any obligations under the Lease.  Tenant shall be entitled to rely on any Rent Payment Notice.  Tenant shall be under no duty to controvert or challenge any Rent Payment Notice.  Tenant’s compliance with a Rent Payment Notice shall not be deemed to violate the Lease.  Tenant shall be entitled to full credit under the Lease for any Rent paid to Lender pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Former Landlord.

4.	Nondisturbance, Recognition and Attornment.

4.1.
No Exercise of Security Instrument Remedies against Tenant.  So long as (i)  the Lease has not expired or otherwise been terminated by Former Landlord and (ii)  there is no existing  default  under or breach of the Lease by Tenant that has continued beyond applicable cure periods (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any exercise of Lender’s rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Former Landlord or prosecuting such rights and remedies.  In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise diminish or interfere with Tenant’s rights under the Lease or this Agreement in such action.

4.2.
Nondisturbance and Attornment.  So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord, (ii) an Event of Default  has not occurred, and (iii) no condition exists which would cause or entitle Former Landlord to terminate the Lease on its terms, or to dispossess the Tenant that would not be an Event of Default, then, if and when Successor Landlord takes title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (e) Successor Landlord shall have all the rights and remedies of the landlord under the Lease, including, without limitation, rights or remedies arising by reason of any Event of Default by Tenant under the Lease, whether occurring before or after the Successor Landlord takes title to the Landlord’s Premises.

4.3.
Protection of Successor Landlord.  Notwithstanding anything to the contrary in the Lease or the Security Instrument, neither Lender nor Successor Landlord shall be liable for or bound by any of the following matters:

a.
Claims against Former Landlord.  Any Offset Right or Termination Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.  The foregoing shall not limit Tenant’s right to exercise against Successor Landlord any Offset Right or Termination Right otherwise available to Tenant because of events occurring after the date of attornment.

b.	Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord.

c.	Prepayments. Any payment of Rent that Tenant may have made to Former Landlord for more than the current month.

d.
Payment; Security Deposit.  Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender or to Successor Landlord.

e.
Modification, Amendment or Waiver.  Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender’s written consent if such consent is required by the Security Instrument.

f.
Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed between Former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

g.	Covenants. Any covenants or obligations of or applicable to Former Landlord to the extent they apply to or affect any property other than Landlord’s Premises.

5.	Lender’s Right to Cure.

5.1.
Notice to Lender.  Copies of all notices and other communications given by Tenant to Former Landlord of a breach of or default under the Lease by Former Landlord shall also be simultaneously provided to Lender.  Notwithstanding anything to the contrary in the Lease or this Agreement or the Security Instrument, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Former Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

5.2.
Lender’s Cure Period.  After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Former Landlord under the Lease in which to cure the breach or default by Former Landlord, or, in the event that such cure cannot be completed within such cure period, Lender shall have such reasonable period of time as is required to diligently prosecute such cure to its completion.  Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Former Landlord.

6.
Exculpation of Successor Landlord.  Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liabilities under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds (except to the extent reinvested in the Landlord’s Premises), Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (collectively, “Successor Landlord’s Interest”).  Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

7.	Miscellaneous.

7.1.
Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and given by personal delivery or by nationally recognized overnight courier service that regularly maintains records of items delivered.  Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph.  Notices shall be effective upon delivery if sent by personal delivery and the next business day after being sent by overnight courier service.

7.2.
Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  Upon assignment of the Security Instrument by Lender, all liability of the Lender/assignor shall terminate.

7.3.
Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant and Landlord regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant, Lender and Landlord as to the subject matter of this Agreement.

7.4.
Interaction with Lease and with Security Instrument.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Security Instrument.  Lender confirms that Lender has consented to Landlord’s entering into the Lease.

7.5.	Lender’s Rights and Obligations.

a.
Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

b.
Neither this Agreement, the Security Instrument or any of the related loan documents, nor the Lease shall, prior to any acquisition of Landlord’s Premises by Lender, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Landlord’s Premises upon the Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms or conditions of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Landlord’s Premises by any party whatsoever, or for dangerous or defective conditions of the Landlord’s Premises, or for any negligence in the management, upkeep, repair or control of the Landlord’s Premises, which may result in loss, injury or death to Tenant, or to any tenant, licensee, invitee, guest, employee, agent or stranger.

c.
Lender may assign to any person or entity its interest under the Security Instrument and/or the related loan documents, without notice to, the consent of, or assumption of any liability to, any other party hereto.  In the event Lender becomes the Successor Landlord, Lender may assign to any other party its interest as the Successor Landlord without the consent of any other party hereto.

7.6.
Landlord’s Rights and Obligations.  Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease, including upon the occurrence of an Event of Default by Tenant under the Lease. This Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Security Instrument, any of the related loan documents, or the Lease.

7.7.
Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the state where the Landlord’s Premises are located, excluding its principles of conflict of laws.

7.8.	Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the parties hereto.

7.9.	Due Authorization. Lender, Landlord, and Tenant each have full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.10.	Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.11.	Attorneys’ Fees. All costs and attorneys’ fees incurred in the enforcement hereof shall be paid by the non-prevailing party.

7.12.	Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define the scope, extent or intent or otherwise affect the meaning of any portion hereof.

7.13.
WAIVER OF JURY TRIAL.  THE LENDER, THE TENANT, AND THE LANDLORD EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH OR WITH THE LOAN, ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE LANDLORD’S PREMISES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LANDLORD, TENANT OR LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

(REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender, Tenant, and Landlord as of the Effective Date.

LENDER:

U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, NATIONAL ASSOCIATION, AS SUCCESSOR BY MERGER TO LASALLE BANK ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-CIBC19, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-CIBC19

By:	LNR Partners, LLC, a Florida limited liability company, its attorney in fact

By:
Randolph J. Wolpert, Vice President

STATE OF FLORIDA	)
)
COUNTY OF MIAMI-DADE	)

           The foregoing instrument was acknowledged before me this _____ day of _________, 201__, by Randolph J. Wolpert, a Vice President of LNR Partners, LLC, a Florida limited liability company, on behalf of the said limited liability company, as Special Servicer for U.S. Bank National Association, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19, on behalf of the Trust.  He is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC, STATE OF FLORIDA

Print or Stamp Name of Notary

My Commission Expires:

[Notarial Stamp]

TENANT: UNIVERSAL POWER GROUP, INC. a Texas corporation

By:
Name:
Title:

STATE OF ________________	)
)
COUNTY OF ______________	)

           The foregoing instrument was acknowledged before me this _____ day of ______________, 201__, by ___________________________ as _____________________ of UNIVERSAL POWER GROUP, INC., a Texas corporation, on behalf of the said corporation.  He/She is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC, STATE OF

Print or Stamp Name of Notary

My Commission Expires:

[Notarial Seal/Stamp]

LANDLORD: CABOT II – TX1B02, L.P., a Delaware limited partnership

By:	Cabot II – TX GP, LLC, a Delaware
limited liability company, its General Partner

By:	Cabot Industrial Value Fund II Operating Partnership, L.P., a Delaware limited partnership, its Sole Member

By:
Name:	Stephen P. Vallarelli
Title:	Senior Vice President – Asset Management

STATE OF MASSACHUSETTS	)
)
COUNTY OF SUFFOLK	)

The foregoing instrument was acknowledged before me this _____ day of ____________, 201___, by Stephen P. Vallarelli as Senior Vice President  - Asset Management of Cabot Industrial Value Fund II Operating Partnership, L.P., a Delaware limited partnership, on behalf of the said limited partnership, as Sole Member of Cabot II – TX GP, LLC, a Delaware limited liability company, on behalf of the said limited liability company, as General Partner of Cabot II – TX1B02, L.P., a Delaware limited partnership, on behalf of the said limited partnership.  He/She is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC, STATE OF MASSACHUSETTS

Print or Stamp Name of Notary

My Commission Expires:

[Notarial Seal/Stamp]

EXHIBIT A

DESCRIPTION OF LANDLORD’S PREMISES

BEING all of a 13.085 acre tract of land situated in the William K. Payne Survey, Abstract No. 1140, the C.S. Dunnagan Survey, Abstract No. 1655 and the Jesse Moore Survey, Abstract No. 968, Dallas County, Texas; said tract being all of LOT 1, LAM LEE ADDITION NO. 1, an addition to the City of Coppell, Texas according to the plat recorded in Volume 2000125, Page 23 of the Deed Records, Dallas County, Texas; said 13.085 acre tract being more particularly described as follows:

BEGINNING, at a 1 1/2-inch iron rod found in the east right-of-way line of Royal Lane (a 100 foot wide right-of-way); said point being the southwest corner of Lot 30, Freeport North, an addition to the City of Coppell, Texas according to the plat recorded in Volume 96194, Page 2436 of the Deed Records, Dallas County, Texas;

THENCE, South 89 degrees, 39 minutes, 54 seconds East, departing the said east line of Royal Lane and along the south line of said Lot 30, a distance of 799.18 feet to a 1/2-inch iron rod with “RPLS 4275” cap found for corner; said point being the southeast corner of said Lot 30, Freeport North and the west line of a tract of land described in deed to the City of Coppell, recorded in Volume 96164, Page 207 of the Deed Records, Dallas County, Texas;

THENCE, South 00 degrees, 13 minutes, 40 seconds West, along the said west line of the City of Coppell tract, passing at a distance of 547.94 feet a 1/2-inch iron rod with “Pacheco Koch” cap found in the north line of a 150-foot wide drainage easement recorded in Volume 84203, Page 1836 and Volume 2000125, Page 23; and continuing a total distance of 599.61 feet to an angle point;

THENCE, South 00 degrees, 56 minutes, 27 seconds West, continuing along the said west line of the City of Coppell Tract, a distance of 26.00 feet to a point for corner; said point being in the centerline of said 150-foot wide drainage easement;

THENCE, along the said centerline of the 150-foot wide drainage easement and the south line of said Lot 1, the following three (3) courses and distances;

South 75 degrees, 23 minutes, 58 seconds West, a distance of 309.66 feet to a point for corner; said point being the beginning of a curve to the right;

Westerly, along said curve to the right, through a central angle of 15 degrees, 00 minutes, 00 seconds, a radius of 1,336.90 feet, and a chord bearing and distance of South 82 degrees, 53 minutes, 58 seconds West, 349.00 feet, an arc distance of 350.00 feet to a point for the end of said curve;

North 89 degrees, 36 minutes, 02 seconds West, a distance of 155.49 feet to a point corner in the said east right-of-way line of Royal Lane;

THENCE, North 00 degrees, 23 minutes, 26 seconds East, along the said east line of Royal Lane, a distance of 750.41 feet to the POINT OF BEGINNING, CONTAINING 569,974 square feet or 13.085 acres of land, more or less.

EXHIBIT I - FORM OF ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE
(Loan No.: M991069316/ Ref. No.: NT31227)

The undersigned (the “Tenant”), as Tenant under that Lease Agreement, together with all amendments thereto (the “Lease”), entered into with Cabot II – TX1B02, L.P. (the “Landlord”), and annexed hereto as Exhibit “A”, hereby certifies that:

1.           A true and correct copy of the Lease, together with copies of all amendments thereto, is attached hereto as Exhibit “A”.

2.           Except pursuant to the documents attached as Exhibit “A”, the Lease has not been altered, amended or modified since the date of its original execution, and is presently in full force and effect.

3.           Tenant is in possession and full occupancy of all of the space leased to Tenant and described in the Lease.

4.           Tenant has not subleased or licensed to any other person or entity any of the space leased to the Tenant under the Lease other than: __________________.

5.           Tenant is obligated to pay full rent called for under the Lease.

6.           Tenant does not have an option to purchase the property which is the subject matter of the Lease (the “Property”).

7.           As of the date hereof, no landlord or tenant default is continuing under the terms of the Lease, and no event has occurred which with notice or the passage of time or both would constitute a landlord or tenant default under the terms of the Lease.

8.           The premises covered by the Lease are in good condition and repair, and all obligations on the part of the landlord under the terms of the Lease through the date of this Certificate have been fully performed to the satisfaction of Tenant (including, but not limited to a) completion of all tenant finish out and the receipt by Tenant of all tenant allowances, and b) compliance with Landlord’s repair and maintenance obligations).  Furthermore, all obligations on the part of the Tenant under the terms and conditions of the Lease have been performed by Tenant.  Any exceptions to this paragraph are noted under “Exceptions” below.

9.           Unless noted under “Exceptions” below, Tenant has no claim or right of offset against rent due or to become due against the present owner of the Property (or the predecessors in interest of such present owner) by reason of the non-performance of any obligation on its part to be performed as landlord under the Lease, or otherwise.

10.           No monthly rental has been prepaid and no other sums (including amounts for the payment of utilities, property taxes, insurance and other charges) owing by the undersigned under the terms of the Lease are past due.

11.           Rental, other than other charges payable by the undersigned, has been paid for the period ending_____________________, 200_, and other charges payable by the undersigned under the terms of the Lease have been paid through _____________________, 200_.

12.           Tenant has been reimbursed in full for any and all tenant improvement costs, to the extent provided for under the Lease.

13.         All Landlord required improvements or repairs provided for under the Lease have been completed, other than: ________________________________________________________________________________________________________________________.

14.         Other essential terms of the Lease include:

a.	Tenant’s Address: _______________________________________
_____________________________________________________.

b.	Lease Commencement Date: _____________________________.

c.	Lease Expiration Date:__________________________________.

d.	Monthly Rental: $______________________.

e.	Square Footage Covered:_____________________________.

f.	Renewal Options (number, term, and amount of rent):
________________________________________________________________________________________________________
________________________________________________________________________________________________________
________.

g.	Security Deposit (and other deposits) $______________________.

h.	Method of allocation of Common Area Maintenance payments: ______________________________________________________ ________________________________.

i.	Current Monthly Amount of Common Area Maintenance: $______________________.

j.	Rental or Other Concessions (nature, amount, etc.): ______________________________________________________________________.

k.	Total Arrearages in rent, if any: $_____________________.

14.           Exceptions: ______________________________________________________________________________.

The undersigned acknowledges and agrees that this Certificate may be relied upon by landlord, any mortgagee holding a mortgage encumbering the Property, and/or any other parties providing services to the Property or landlord.

This Certificate is executed as of the _____ day of _____________________, 200_.

TENANT:
(Print Name of Tenant)

By:
Print Name:
Title: